UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2023

Eagle Bulk Shipping Inc.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 First Stamford Place, 5th Floor

Stamford, CT 06902

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 276-8100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.01 per share	EGLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Shareholder Rights Agreement

On June 22, 2023, Eagle Bulk Shipping Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., a national banking corporation, as rights agent. In connection therewith, the Board of Directors of the Company (the “Board”) declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of the Company’s common stock, par value US$.01 per share (the “Common Stock”). The dividend is payable on July 3, 2023 to shareholders of record as of the close of business on such date (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below).

The Board adopted the Rights Agreement to protect the Company and its shareholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 15% or more of the outstanding Common Stock, including through derivatives agreements, without the approval of the Board (an “Acquiring Person”). The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

The following is a general description of the terms of the Rights, the Preferred Shares (as defined below) and the Rights Agreement. This description is qualified in its entirety by the full text of the Certificate of Designations of the Preferred Shares and the Rights Agreement, which are included as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Rights. The Board authorized the issuance of one Right with respect to each share of Common Stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights will accompany any new shares of Common Stock issued after the Record Date until the earlier of the Distribution Date, the redemption date or the expiration date of the Rights, as described below.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value US$.01 per share (“Preferred Shares”), for US$180.00, subject to adjustment under certain conditions (the “Purchase Price”), once the Rights become exercisable.

Exercisability. The Rights will not be exercisable until:

•	10 business days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the outstanding Common Stock, or, if earlier;

•

10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group Commences (as defined in the Rights Agreement) a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Company’s Common Stock certificates or, in the case of uncertificated shares, notations in the book-entry account system, will evidence the Rights. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or book-entry shares will also constitute the transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by Right certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person will be void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or any associate or affiliate thereof may, upon exercise of a Right, purchase for the Purchase Price shares of Common Stock with a market value of two times the Purchase Price, based on the market price of the Common Stock prior to such acquisition. If the Company does not have a sufficient number of shares of Common Stock available, the Company may under certain circumstances substitute Preferred Shares or other securities or property for the Common Stock into which the Rights would have otherwise been exercisable.

•

Flip Over. If the Company is acquired in a merger or similar transaction after an Acquiring Person becomes such, all holders of Rights except the Acquiring Person or any associate or affiliate thereof may, upon exercise of a Right, purchase for the Purchase Price shares of the acquiring company with a market value of two times the Purchase Price, based on the market price of the acquiring company’s stock prior to such transaction.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle the holder to quarterly dividend payments equal to the dividend paid on one share of Common Stock.

•	will entitle the holder upon liquidation to receive either US$1.00 or an amount equal to the payment made on one share of Common Stock, whichever is greater.

•	will have one vote and vote together with the Common Stock, except as required by law.

•	if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a payment equal to the payment made on one share of Common Stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Common Stock.

Expiration. The Rights will expire at the earlier of (i) 5:00 P.M., New York City time, on the third anniversary of the date of the declaration of the dividend of Rights (the “Anniversary Date”) and (ii) 5:00 P.M., New York City time, on the first anniversary of the date of the declaration of the dividend of Rights if Shareholder Approval (as defined in the Rights Agreement) has not been received prior to such time (together with the Anniversary Date, the “Expiration Date”), unless such date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Board as described below.

Redemption. The Board may redeem the Rights for US$.001 per Right at any time before the earlier of the Expiration Date and the first date of public announcement that any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of US$.001 per Right. The redemption price will be adjusted in the event of a stock split or stock dividends of the Common Stock.

Qualifying Offers. In the event the Company receives a Qualifying Offer (as defined in the Rights Agreement) and the Board does not redeem the outstanding Rights, exempt such Qualifying Offer from the terms of the Rights Agreement or call a special meeting of the shareholders to vote on whether or not to exempt such Qualifying Offer from the Rights Agreement, in each case within 90 days of the Commencement of the Qualifying Offer (the “Board Evaluation Period”), the record holders of 10% or more of the outstanding shares of Common Stock may submit a written demand directing the Board to propose a resolution exempting the Qualifying Offer from the Rights Agreement to be voted upon at a special meeting to be convened within 90 days following the last day of the Board Evaluation Period (the “Special Meeting Period”). The Board must take the necessary actions to cause such resolution to be submitted to a vote of the shareholders at a special meeting within the Special Meeting Period; provided, however, the Board may recommend in favor of or against or take no position with respect to the adoption of the resolution, as it determines to be appropriate in the exercise of the Board’s fiduciary duties.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security or other property for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights are subject to adjustment from time to time as set forth in the Rights Agreement to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights except that after a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board has the ability to amend the Rights Agreement in any manner, or redeem the Rights at US$.001 per Right, prior to the time a person or group becomes an Acquiring Person.

Repurchase of Shares of Common Stock

On June 22, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with OCM Opps EB Holdings Ltd. (the “Seller”), pursuant to which the Company agreed to purchase 3,781,561 shares of Common Stock (the “Purchased Shares”) from the Seller at an aggregate purchase price of $219,330,538.00 (the “Purchase Price”) (the forgoing transaction, the “Share Repurchase”), representing a purchase price of $58.00 per share. The Purchased Shares constitute all of the Common Stock of the Company owned by the Seller. The Board reviewed and approved the Share Repurchase upon the recommendation of the Company’s Audit Committee (the “Audit Committee”), which consists entirely of independent directors and the Board received a fairness opinion in connection thereto. Pursuant to the terms of the Securities Purchase Agreement, the closing thereunder will be consummated within two business days.

The forgoing description of the Securities Repurchase Agreement contained herein is qualified in its entirety by reference to the Securities Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on May 11, 2023, the Company entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with certain of its vessel-owning subsidiaries as borrowers and guarantors, Crédit Agricole Corporate and Investment Bank, as security trustee, structurer, sustainability coordinator and facility agent, and the lenders party thereto. The material terms of the Amended and Restated Credit Agreement were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2023. Such description is incorporated by reference herein.

In connection with its entry into the Securities Purchase Agreement, the Company elected to draw down $125 million on its revolving credit facility under the Amended and Restated Credit Agreement to help fund the Purchase Price. Separately, and subsequent to the date in which the Company entered into the Amended and Restated Credit Agreement, the Company also drew down $75 million that was available under its term facility, as was required within 60 days of closing on the Amended and Restated Credit Agreement.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of such agreement, which will be filed with the SEC as required under applicable rules.

Item 3.03.	Material Modification to Rights of Security Holders

The information required by this Item is incorporated by reference to Item 1.01 above.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designations of Series A Junior Participating Preferred Stock designating 700,000 Preferred Shares. The Company filed the Certificate of Designations for the Preferred Shares on June 22, 2023 with the Registrar of Corporations of the Republic of the Marshall Islands and the Certificate of Designations became effective on such date. The full text of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A description of the Preferred Shares is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Such description is qualified in its entirety by reference to the Certificate of Designations.

Item 7.01	Regulation FD Disclosure

On June 22, 2023, the Company issued a press release announcing the declaration of the Rights dividend and the adoption of the Rights Agreement and the Share Repurchase. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Eagle Bulk Shipping Inc.

4.1	Rights Agreement dated as of June 22, 2023 between Eagle Bulk Shipping Inc. and Computershare Trust Company, N.A., a national banking corporation, as Rights Agent (including the form of Certificate of Designations of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C)

10.1	Securities Purchase Agreement, dated June 22, 2023, between Eagle Bulk Shipping Inc. and the Seller listed therein.

99.1	Press release issued June 22, 2023 by the Company regarding Rights Agreement and Share Repurchase.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.

By:	/s/ Gary Vogel
Gary Vogel
Chief Executive Officer

Dated: June 22, 2023